UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

Silver Bay Realty Trust Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

Silver Bay Transition Frequently Asked Questions:

Below you will find answers to frequently asked questions regarding certain employee benefit matters in connection with our proposed transaction with Tricon Capital Group (“Tricon”).  This is a general summary only.

Q: What will happen to my role and when will I know?

A: Over the course of the next few weeks, Tricon team members will be out meeting with many of you to make their assessments.   We will try to expedite this process so that the period of uncertainty on your job status will be minimized.

Q: Will some people be hired by Tricon American Homes?

A: As to continuing employment in the new company, we expect many of you may be offered jobs.  Tricon will be adding 9,000 homes to their platform and they will definitely need the skills, knowledge, and experience that so many of you have acquired during your employment at Silver Bay.

Q: How can I find out more about Tricon American Homes if I am interested in a position with them?

A: Tricon is a publicly traded company listed on the Toronto stock exchange (TSX: TCN) with a market capitalization of approximately $1 billion and Assets Under Management of over $3 billion. Tricon is headquartered in Toronto but invests primarily in U.S. residential real estate through a number of business lines, including: Tricon American Homes (“TAH”, single-family rental), Tricon Housing Partners (“THP”, land and homebuilding), Tricon Luxury Residences (“TLR”, Class A multi-family development) and Tricon Lifestyle Communities (“TLC”, manufactured housing).

Tricon American Homes owns approximately 8,000 homes in 14 markets, largely focused on the same Sun Belt states as Silver Bay with a similar target renter demographic.

TAH is based in Orange County, California and has approximately 260 employees, including ~100 employees located at its headquarters and the remainder located in field offices.

Q: In what markets does Tricon American Homes own homes?

A: Markets include: Atlanta, Charlotte, Columbia (SC), Dallas, Houston, Indianapolis, Las Vegas, Northern California, Phoenix, Reno, San Antonio, Southeastern Florida, Southern California and Tampa.

Q:  If I am not hired, will I get a severance?

A: All permanent employees of the company will receive a severance package to encourage you to remain with the company through the closing date or identified transition period. Greater detail will be provided to you soon on this topic.

Q: When and how will I get my final check?

A: Final checks will be processed through our normal payroll following the closing date or identified transition period.  You will receive a direct deposit in the same bank account you now receive your pay. PTO will be paid out on your final check according to Silver Bay policy.  Carry over PTO hours from 2016 still must be used by March 31, 2017.  Floating holiday hours will not be paid out.

Q:  What will happen to my benefits?

A: Employees joining Tricon American Homes will be eligible to enroll in their health insurance programs on the first of the month following your date of hire.  Also, your current 401k plan will be merged into TAH’s plan and your assets will transfer at no cost to you.

For those employees who do not join Tricon American Homes, you may choose to continue your current health insurance benefits through COBRA, at your cost, after your employment with Sliver Bay has ended.

Q: How does COBRA work?

A: COBRA is a law that allows employees the ability to continue health insurance coverage after leaving employment.  Everyone who currently has health insurance coverage with Silver Bay will be eligible for COBRA if they do not join Tricon American Homes. Information regarding the COBRA process will be mailed to employees following their last day of employment.

Q: What will happen to my Silver Bay stock?

A: For those of you that have received stock awards over the years, those awards will vest immediately at closing, giving you $21.50 in cash for every share you own.   You must remain at Silver Bay through closing date to receive these benefits.

Q: What will happen to my 401(k)?

A: A distribution kit will be sent to you from Wells Fargo once your termination date is received.  The distribution process is a paperless process completed directly through Wells Fargo.  If the account balance is over $1,000, the assets may be left in the plan.  If they are under $1,000, the assets will be distributed to the participant.

Wells Fargo can be contacted at www.wellsfargo.com or 1-800-728-3123 (press 0 to speak with a representative)

Q: When will the merger close?

A: The transaction is subject to a number of closing conditions and must be approved by Silver Bay shareholders.  It is currently expected to close in the second quarter.

Q: Who can I talk to for more information?

A: Please feel free to reach out to HR, your manager or anyone in senior management to discuss questions you might have over the coming weeks and months.  We also have an HR Hotline available where you can leave a confidential question.  HR Hotline: 952-358-4396.

You can also go to www.triconamericanhomes.com to learn more about Tricon American Homes.

Important Information About the Transaction and Where to Find It

In connection with the proposed transaction, the Silver Bay Realty Trust Corp. (the “Company”) plans to file a proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (“SEC”), in connection with the solicitation of proxies for a meeting of Silver Bay’s stockholders to be called at a future date (the “meeting”). Promptly after filing its Proxy Statement in definitive form with the SEC, the Company will mail or otherwise furnish the Proxy Statement to each stockholder entitled to vote at the meeting. Stockholders are urged to read the Proxy Statement (including any amendments or supplements thereto) and any other relevant documents that the Company will file with the SEC when they become available because they will contain important information about the proposed transaction and related matters. Stockholders may obtain, free of charge, copies of the Proxy Statement (if and when available) and any other documents filed by the Company with the SEC in connection with the transaction at the SEC’s website (http://www.sec.gov), from the Company’s website at www.silverbayrealtytrustcorp.com or by contacting the investor relations department of the Company at: Silver Bay Realty Trust Corp., Attn: Investor Relations, 3300 Fernbrook Lane North, Suite 210, Plymouth, MN 55447, telephone (952) 358-4400.

Participation in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders in connection with the transaction. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s stockholders in connection with the proposed transaction, which may be different than those of the Company’s stockholders generally, will be set forth in the Proxy Statement and the other relevant documents to be filed with the SEC. Company stockholders can find information about the Company and its directors and executive officers and their ownership of the Company’s common stock in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2015 which was filed with the SEC on February 26, 2016, and in its definitive proxy statement for its most recent annual meeting of stockholders, which was filed with the SEC on April 4, 2016, and in Forms 4 of directors and executive officers filed with the SEC. Additional information regarding the interests of such individuals in the transaction will be included in the Proxy Statement relating to the transaction when it is filed with the SEC.

Disclosure Regarding Forward-Looking Statements

Certain statements made in this communication may constitute “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and the Company’s future performance, as well as management’s expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts are forward-looking statements within the meaning of these laws. Forward-looking statements include statements preceded by, followed by or that include the words  “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,”

“estimates,” “predicts,” or “potential” or similar expressions. These statements are based on beliefs and assumptions of the Company’s management, which in turn are based on currently available information. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding the timeline for closing the transactions contemplated in the Merger Agreement, the market for the Company’s single-family homes, demand in the real estate market in which it operates, competitive conditions and general economic conditions. These assumptions could prove inaccurate. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond the Company’s ability to control or predict. Such factors include, but are not limited to, the following:

•	The occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

•

The inability to complete the proposed transaction due to the failure to obtain Company stockholder for the proposed merger or the failure to satisfy other conditions of the proposed transaction within the proposed timeframe or at all;

•	Disruption in key business activities or any impact on the Company’s relationships with third parties, including vendors and residents, as a result of the announcement of the proposed transaction;

•	The inability of the Tricon parties to obtain adequate financing to complete the proposed merger;

•	The failure of the proposed merger to close for any reason;

•	Risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction;

•	The outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against the Company and others relating to the merger agreement;

•

The risk that the pendency of the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed transaction;

•	The amount of the costs, fees, expenses and charges related to the proposed transaction;

•	Real estate appreciation or depreciation in the Company’s markets and the supply of single-family homes in the Company’s markets;

•

General economic conditions in our markets, such as changes in employment and household earnings and expenses or the reversal of population, employment, or homeownership trends in our markets that could affect the demand for rental housing;

•	Uncertainties associated with the global capital markets, including the continued availability of traditional sources of capital and liquidity and related factors;

•	The Company’s ability to continue to qualify as a REIT under the Internal Revenue Code;

•	The Company LP’s ability to continue to be treated as a partnership under the Internal Revenue Code;

•	The effects of changes in accounting policies and other regulatory matters detailed in the Company’s filings with theSEC; and

•	Other factors, including the risk factors discussed in Item 1A of the Company’s Form 10-K.

Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.